CNX RESOURCES CORPORATION
FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [___] [●], 2022 (the “Effective Date”), by and between CNX Resources Corporation, a Delaware corporation (the “Company”), and [____________] (the “Indemnitee”).
RECITALS:
A.It is essential that the Company retain and attract as directors and officers the most capable persons available.
B.Indemnitee is (or is being elected as) a director and/or officer of the Company and in that capacity is (or will be) performing a valuable service for the Company.
C.The Company’s Amended and Restated Bylaws (the “Bylaws”) contain a provision which provides for indemnification of and advancement of expenses to the directors and officers of the Company for liabilities and expenses they incur in their capacities as such, and the Bylaws and section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provide that they are not exclusive of any other rights to indemnification and advancement of expenses.
D.In recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s service and continued service to the Company in an effective manner, the potential difficulty in obtaining satisfactory Directors and Officers Liability Insurance (“D&O Insurance”) coverage, and Indemnitee’s reliance on the Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s board of directors (the “Board of Directors”) or acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by applicable law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s D&O Insurance policies.
E.Indemnitee is willing to serve and/or to continue to serve, the Company, only on the condition that the Company furnish the indemnity provided for herein.
NOW, THEREFORE, in consideration of Indemnitee’s service and/or continuing to serve the Company directly, or, at its request, another enterprise and intending to be legally bound hereby, the parties hereto agree as follows:
1.Definitions.
(a)A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)the acquisition after the date hereof by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of its directors (“Voting Stock”); provided, however, that for purposes of this Section 1(a)(i), the following acquisitions will not constitute a Change in Control: (A) any issuance of Voting Stock directly from the Company that is approved by the Incumbent Board (as defined in Section l(a)(ii), below), (B) any acquisition by the Company and/or any of its subsidiaries of Voting Stock, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company and/or its subsidiaries, (D) any acquisition of Voting Stock by an underwriter holding securities of the Company in connection with a public offering thereof, or (E) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section l(a)(iii) below; or

(ii)individuals who constitute the Board as of the Effective Date (the “Incumbent Board,” as modified by this Section 1(a)(ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (including, without limitation, through the use of the proxy access procedures set forth in the Bylaws); or
(iii)consummation of a reorganization, merger or consolidation of the Company or a direct or indirect wholly owned subsidiary thereof, a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person other than the Company or its subsidiaries beneficially owns 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)-(C) of Section 1(a)(i)), and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;
(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(a)(iii); or
(v)any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
(b)“Corporate Status” describes the status of a person who is or was a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of the Company or any subsidiary or serving at the request of the Company as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.
(c)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)“Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by

2

Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any D&O Insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(e)“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement or as Independent Counsel with respect to matters concerning other indemnitees under other indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(f)“Interested Shareholder” means any person (other than the Company or any subsidiary of the Company and other than any profit sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
(i)is at such time the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the outstanding common stock of the Company;
(ii)was at any time within the two-year period immediately prior to such time, the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding common stock of the Company; or
(iii)is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of common stock of the Company which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.
(g)A “Potential Change in Control” shall occur if:
(i)the Company enters into an agreement or arrangement the consummation of which would result in the occurrence of a Change in Control;
(ii)any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
(iii)the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(h)“officer” means any officers within the meaning of Rule 16a-1(f) of the Exchange Act.
(i)“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was at any time a director, officer, employee, fiduciary or agent of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director, officer, employee, fiduciary or agent of the Company, or (iii) the fact that he or she is or was at any time serving at the request of the Company as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture,

3

trust, limited liability company or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.
(j)“Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with, and not a representative of, an Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder or became a member subsequently to fill a vacancy created by an increase in the size of the Board of Directors and did receive the favorable vote of two-thirds (2/3) of the Unaffiliated Directors in connection with being nominated for election by the shareholders to fill such vacancy or in being elected by the Board of Directors to fill such vacancy, and any successor of a Unaffiliated Director who is unaffiliated with, and not a representative of, the Interested Shareholder and is recommended or elected to succeed an Unaffiliated Director by a majority of the Unaffiliated Directors then on the Board of Directors.
Reference to “other enterprises” shall include employee benefit plans and administrative committees thereof; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to ‘‘serving at the request of the Company” shall include any service as a director, officer, employee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) the fullest extent permitted by the provision of the DGCL in effect on the date of this Agreement that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL and (ii) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors, employees, fiduciaries or agents.
2.Indemnity in Third-Party Proceedings. Subject to Sections 4 and 9, the Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and no Standard of Conduct Determination (as defined in Section 9(b)) will be

4

required with respect to such Proceeding or applicable claim, issue or matter therein. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful (on the merits or otherwise) in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding or applicable claim, issue or matter therein and no Standard of Conduct Determination will be required with respect to such Proceeding or applicable claim, issue or matter therein. For purposes of this Section 4, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
5.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his or her Corporate Status, is to be a witness or to be interviewed in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and no Standard of Conduct Determination will be required with respect to such Proceeding.
6.Additional Indemnification. In the event that applicable law permits indemnification in addition to the indemnification provided in Sections 2, 3 and 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Restated Certificate of Incorporation (as amended, the “Restated Certificate of Incorporation”) and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
7.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, then in respect of any actual or threatened Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees, fiduciaries and agents) in connection with such event(s) and transaction(s).
8.Notification and Defense of Claim.
(a)Indemnitee shall notify the Company in writing of any Proceeding, claim or other matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following Indemnitee’s knowledge of any Proceeding, claim or other matter giving rise to a right to indemnification or advancement of Expenses hereunder. The written notification to the Company shall include a description of the nature of the Proceeding, claim or other matter and the facts underlying the Proceeding, claim or other matter (based upon information then available to Indemnitee). The failure or delay by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise under this Agreement, and any failure or delay in

5

so notifying the Company shall not constitute a waiver by Indemnitee of any rights, unless and only to the extent that such failure or delay materially prejudices the Company. With respect to any Proceeding as to which Indemnitee has so notified the Company: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, the Company may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After the Company notifies Indemnitee of its election to so assume the defense, the Company will not be liable to Indemnitee under this Agreement for any legal Expenses subsequently incurred by Indemnitee in connection with the defense, other than legal Expenses relating to the reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in clause (y) below of this Section 8(a), in connection with any cooperation in the Company’s defense of such Proceeding or claim, or other action undertaken by Indemnitee taken at the request of the Company, or as otherwise provided in this Section 8. Indemnitee shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after the Company notifies Indemnitee of its assumption of the defense of such Proceeding or claim shall be at the expense of Indemnitee unless (x) the Company authorizes Indemnitee’s employment of counsel, provided, that following a Change in Control, Indemnitee shall be entitled to employ his or her own counsel at the Company’s expense after giving not less than thirty (30) days’ notice to the Company; (y) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense or (z) the Company shall not have employed counsel to assume the defense of such Proceeding or claim, in each case, the fees and expenses of Indemnitee’s own counsel shall be at the expense of the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any Proceeding or claims brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion described in clause (y) above of this Section 8(a).
(b)The Company shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding or claim effected without its written consent. The Company shall not settle any threatened or pending Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.
9.Determination of Right to Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the Board of Directors that Indemnitee has requested indemnification.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 9(a) (to the extent Section 4 is inapplicable to such request), any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder (a “Standard of Conduct Determination”) will be made as follows: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Directors, by the stockholders of the Company or (iii) if requested by Indemnitee, by Independent Counsel. If it is so determined pursuant to Section 4 or this Section 9(b) that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination. Any costs or expenses (including attorneys’ fees and

6

disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company and otherwise reimbursed to Indemnitee, to the extent permitted by applicable law.
(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b), the Independent Counsel shall be selected as provided in this Section 9(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give prompt written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give prompt written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition to the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing),
(d)The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
10.Advancement of Expenses; Procedure for Advances. Indemnitee will have the right to advancement by the Company prior to the final disposition of any Proceeding or claim for which Indemnitee is entitled to indemnification hereunder of any and all Expenses relating to, arising out of or resulting from any such Proceeding or claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under this Agreement with respect to the Proceeding or claim or the absence of any prior determination to the contrary. Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. To obtain advances of Expenses, Indemnitee shall submit from time to time to the Company a written request requesting such advances and shall provide copies of invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that Indemnitee’s lawyers believe would likely cause Indemnitee to waive any privilege accorded by applicable law may be redacted from the copy of the invoice submitted to the Company (in which case, Indemnitee shall also submit a letter addressed to the Company from such lawyers to the effect that they believe submission of the redacted information would likely cause Indemnitee to waive a privilege accorded by applicable law). Upon receipt of a such a request for an advance of Expenses along with copies of the related invoices (and, if applicable, a letter from Indemnitee’s lawyers with respect to redactions on the legal invoice(s)), within twenty (20) days after any request by Indemnitee, the Company will, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of

7

Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 16.
11.Maintenance of Insurance; Funding.
(a)The Company represents that a true and correct summary of the terms of the D&O Insurance policies in effect as of the date of this Agreement has been provided to Indemnitee prior to the execution of this Agreement (the “Insurance Policies”). Subject only to the provisions of Section 11(b), the Company agrees that, so long as Indemnitee shall continue to serve as an officer, director, employee, fiduciary or agent of the Company (or shall continue at the request of the Company to serve as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee, fiduciary or agent of the Company (or served at the request of the Company as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan), the Company shall purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable D&O Insurance policies providing coverage at least comparable to that provided pursuant to the Insurance Policies.
(b)The Company shall not be required to maintain said D&O Insurance policies in effect if, in the reasonable, good faith business judgment of the then Board of Directors (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors makes such a judgment, the Company shall purchase and maintain in force a policy or policies of D&O Insurance in the amount and with such coverage as the then Board of Directors determines to be reasonably available. Notwithstanding the general provisions of this Section 11(b), following a Change in Control, any decision not to maintain any policy or policies of D&O Insurance or to reduce the amount or coverage under any such policy or policies shall be effective only if there are Unaffiliated Directors (as defined in Section 1(j)) and shall require the concurrence of a majority of the Unaffiliated Directors.
(c)If and to the extent the Company, acting under Section 11(b), does not purchase and maintain in effect the policy or policies of D&O Insurance described in Section 11(a), the Company shall indemnify and hold harmless Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies. The rights of Indemnitee hereunder shall be in addition to all other rights of Indemnitee under the remaining provisions of this Agreement.
(d)In the event of a Potential Change in Control and if and to the extent the Company is not required to maintain in effect the policy or policies of D&O Insurance described in Section 11(a) pursuant to the provisions of Section 11(b), the Company shall, upon written request of Indemnitee, create a “Trust” for the benefit of Indemnitee, and from time to time, upon written request by Indemnitee, shall fund such Trust in an amount sufficient to pay any and all Expenses and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by him or her or on his or her behalf for which Indemnitee is entitled to indemnification or with respect to which indemnification is claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement or otherwise; provided that in no event shall more than $100,000 be required to be deposited in any Trust created hereunder in excess of the amounts deposited in respect of reasonably anticipated Expenses. The amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a majority of the Unaffiliated Directors whose determination shall be final and conclusive. At all times the Trust shall remain as an asset of the Company and subject to the claims of the Company’s creditors.

8

The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee except as set forth in the preceding paragraph of this Section 11(d), (ii) the procedures set forth in Section 10 regarding advancement of Expenses with respect to the Company shall apply to the Trust, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above (and in the event that there are no Unaffiliated Directors, the decision regarding the amount to fund shall be made by Independent Counsel selected as provided in Section 9(c)), (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by a majority of the Unaffiliated Directors or by Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable and approved of by the Company.
12.Remedies of Indemnitee.
(a)Subject to Section 12(d), in the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 or 12(d), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9 within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 or 12(d), within thirty (30) days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, then in any such case, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of Indemnitee’s right to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.
(b)The failure of the Company, the Board of Directors, any committee or subgroup of the Board of Directors, Independent Counsel or stockholders of the Company, as applicable, to have made a Standard of Conduct Determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct shall not be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a Standard of Conduct Determination shall have been made pursuant to Section 9 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

9

(d)The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than twenty (20) days, after receipt by the Company of a written request therefor) to the extent not prohibited by law, advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any D&O Insurance policies maintained by the Company, to the extent Indemnitee is successful in such action and to the extent not prohibited by law.
(e)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.
13.Presumptions and Effect of Certain Proceedings.
(a)In making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any portion thereof or in defense of any claim, issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Proceeding or any portion thereof or claim, issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it will be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Proceeding or portion thereof or claim, issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.
(b)In making a Standard of Conduct Determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee has satisfied the applicable standard of conduct required by law and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption.
(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d)For purposes of any determination of good faith (and without creating any presumption as to a lack of good faith if the following circumstances do not exist), Indemnitee shall be deemed to have acted in good faith and a manner he or she reasonably believed to be in, and not opposed, to the best interests of the Company, if and to the extent Indemnitee’s actions or omissions were taken in good faith reliance on (i) the records or books of account of the Company, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company in the course of their duties, (iii) the advice of legal counsel for the Company or the Board of Directors or counsel selected by any committee of the Board of Directors or (iv) information or records given or reports made to the Company by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board of Directors or any committee of the Board of Directors. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(e)Neither the knowledge, actions nor failure to act of any other director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of the Company

10

or any of its subsidiaries shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
14.Subrogation; No Duplication of Payments. In the event that the Company pays any Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment from a third party for such amounts under any insurance policy, contract, agreement or otherwise; provided, however, that if Indemnitee repays any of these payments to such third party (whether due to a reservation of rights or otherwise), the Company shall again be obligated to Indemnitee under this Agreement with respect to such payments.
15.Services to Company. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries), any existing formal severance policies adopted by the Board of Directors or, with respect to service as a director or officer of the Company, the Restated Certificate of Incorporation or Bylaws or the DGCL.
16.Exclusions. Notwithstanding the foregoing, the Company shall not be liable under this Agreement to pay any Expenses in connection with any Proceeding:
(a)for any reimbursement of the Company by Indemnitee of any bonus or other incentive- based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(b)for a disgorgement of profits made from the purchase and sale by Indemnitee of securities pursuant to Section 16(b) of the Exchange Act or similar provisions of any state statutory law or common law;
(c)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, fiduciaries, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) otherwise authorized in Section 12(d) or (iii) otherwise required by applicable law;
(d)if prohibited by applicable law; or
(e)to the extent payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indmenity provision.
17.Amendments. The entitlement to payment hereunder of an Indemnitee shall not be affected or diminished by any amendment, termination or repeal of the General Corporation Law of the State of Delaware or the Bylaws with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination or repeal. This Agreement may not be modified or altered except by a formal writing signed by both parties that specifically refers to this Agreement.

11

18.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.
19.Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict Indemnitee’s right to indemnification under any provision of the Restated Certificate of Incorporation or the Bylaws or under applicable law. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. It is the intention of the parties in entering into this Agreement that the insurers under any D&O Insurance policy of the Company shall be obligated ultimately to pay any claims by Indemnitee which are covered by such policy and not to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to any of Indemnitee’s rights hereunder, unless otherwise expressly agreed to by the Company in writing, and the obligation of such insurers to the Company or Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.
20.Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and, unless otherwise elected pursuant to Section 12, agree that any action instituted under this Agreement will be brought only in the Chancery Court of the State of Delaware.
21.Saving Clause. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and Indemnitee have no legal right to contract, the latter shall prevail but (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.
22.Coverage; Continuation of Indemnity. The provisions of this Agreement shall apply with respect to Indemnitee’s service as a director or officer of the Company prior to the date of this Agreement (if any) and with respect to all periods of such service after the date of this Agreement, even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company (or is or was serving at the request of the Company as a director, manager, officer, general partner, managing member, employee, trustee, fiduciary, agent or representative of another corporation, partnership, joint venture, trust, limited liability company or other enterprise).
23.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and

12

Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
24.Miscellaneous.
(a)No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto; provided, however, that the Company may amend this Agreement from time to time without Indemnitee’s consent to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee.
(b)This Agreement is intended to provide for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses and damages incurred with respect to bona fide claims against Indemnitee, as a service provider, or the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-l(b)(10), pursuant to which the Agreement shall not provide for the deferral of compensation. The Agreement shall be construed consistently, and limited in accordance with, the provisions of such regulation.
[remainder of page intentionally left blank]

13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

CNX RESOURCES CORPORATION

By:
Name:
Title:

INDEMNITEE

:
[Name]